INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-51162 of Computer Task Group, Inc. on Form S-8 of our report dated June 26, 2015 in this Annual Report on Form 11-K of Computer Task Group, Incorporated 401(k) Retirement Plan for the year ended December 31, 2014.

/s/ Bonadio & Co., LLP

Amherst, New York
June 26, 2015